Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Receives Nasdaq Delisting Notice
Alliance Announces Investor Teleconference for August 18, 2006
SANTA CLARA, Calif.—(BUSINESS WIRE)—August 15, 2006— On August 11, 2006, Alliance Semiconductor Corporation (the “Company”) received a Nasdaq Stock Market, Inc. (“Nasdaq”) additional Staff determination letter (the “Determination Letter”) indicating that the Nasdaq Staff believes the Company is no longer engaged in active business operations and is therefore a “public shell,” and that as a result the Company’s securities are subject to delisting from The Nasdaq Stock Market pursuant to Marketplace Rule 4300. Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event that occurs that makes inclusion of the securities in Nasdaq inadvisable or unwarranted, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq, or because Nasdaq deems it necessary to protect investors and the public interest.
The Company intends to appeal the Staff’s determination to delist the Company’s securities to a Nasdaq Listing Qualifications Panel (the “Panel”) at a hearing calendared for August 17, 2006. The Company’s common stock will continue to trade on the Nasdaq Stock Market pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.
Also, on August 11, 2006, the Company received confirmation from Nasdaq that the Company had regained compliance with Marketplace Rule 4310(c)(14), after filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 with the Securities and Exchange Commission on August 9, 2006. In the Form 10-K, the Company disclosed that, subsequent to the fiscal year ended March 31, 2006, the Company had sold substantially all of the assets and certain of the liabilities of the Company’s Systems Solutions business unit, Analog and Mixed Signal business unit and Memory business unit.
Separately, on August 15, 2006, the Company announced that it will hold a conference call and webcast to discuss significant recent events affecting the Company, including receipt of the notice from Nasdaq described above, and to discuss the direction of the Company. The conference call will be held on Friday, August 18, 2006 at 8:30 a.m. Eastern Time. To participate, please dial (800) 901-5213, and use passcode 36708290. International participants should dial in at (617) 786-2962 and use the same passscode.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contact:
Alliance Semiconductor Corporation, Santa Clara
Mel Keating, 408-855-4900